Exhibit 10.2

PROMISSORY NOTE (SECURED)

$750,000	March 16, 2009

FOR VALUE RECEIVED, the undersigned, Duke Mining Company, Inc., a Texas Corporation (“Borrower”), promises to pay to the order of Premiere Resources Corporation, Inc., a Wyoming corporation (“Lender”), to the account set forth in Section 2.g below or at such other place as Lender may from time to time direct, the principal sum of seven Hundred Fifty Thousand Dollars ($750,000.00), payable as set forth in paragraph 2 hereof, with the final payment of principal and interest due on or before March 16, 2010, together with interest thereon at the rate of 7.5% per annum. Interest shall be computed and accrue on the principal amount hereof from time to time outstanding from the date advanced to the date of payment.

1. Definition

In addition to terms defined elsewhere in this Note, the following terms shall have the following definitions:

a. “Advance” shall mean an advance by Lender to Borrower in accordance with this Note.

b. “Business Day” shall mean any day other than a Saturday, Sunday or legal holiday on which commercial banks are authorized or required to be closed in Oklahoma.

c. “Event of Default” shall mean (i) the failure by Borrower to pay any installment of principal or interest under this Note within five (5) days following the due date thereof, (ii) the failure by Borrower to pay all sums owed to Lender under this Note and every Loan Document on or before the Maturity Date, (iii) the occurrence of any Event of Default under the Security Agreement, or any other Loan Document or (iv) an event of Incipient Default as defined herein.

f. “Dollars” and the symbol “$” shall mean lawful money of the United States of America.

g. “Incipient Default” shall mean any condition with which the giving of notice or passage of time, or both, would constitute an Event Default.

h. “Interest Rate” shall mean 7.5% per annum during all or any portion of the term of this Note.

i. “Default Interest Rate” maximum amount permitted by law, or the greater of five (5%) percent above the Interest Rate referred to above.

j. ‘Loan” shall mean the loan from Lender to Borrower evidenced by this Note and by the Security Agreement.

k. “Security Agreement” shall mean that certain Security Agreement, of even date herewith, by and between Lender and Borrower that, together with this Note, evidences the Loan.

l. “Loan Documents” shall have the meaning set forth in the Security Agreement. Any reference in this Note to any document which is a “Loan Document” shall mean such document as hereafter amended, modified or supplemented.

m. “Loan Month” shall mean any full calendar month during the term of this Note, with the first Loan Month being the calendar month immediately subsequent to the date the Loan closes. The first Loan Month shall be deemed to include the partial month commencing on the date of this Note.

n. “Loan Period” or “Operating Period” shall mean the period commencing on the date hereof and ending at the Maturity Date.

o. “Maturity Date” shall mean the earliest to ocher of: (i) May 16, 2010; or (ii) the date on which the entire principal amount evidenced by this Note and all accrued and unpaid interest thereon shall be paid or be required to be paid in full, whether by prepayment, acceleration or otherwise in accordance with the terms of this Note or any of the Loan Documents.

2. Payment of Interest and Principal.

a. The payments of interest and principal as follows:

$20,000.00 paid by electronic transfer on or before close of business on March 16, 2009

$30,000.00 paid by electronic transfer on or before close of business on April 15, 2009

$50,000.00 paid by electronic transfer on or before close of business on May 14, 2009

$100,000.00 paid by electronic transfer on or before close of business on June 13, 2009

The balance of $550,000.00 together with interest thereon at the rate of 7.5% per annum in installments of one hundred thousand ($100,000.00) dollars uSD paid on or before the 15th of each subsequent month beginning October 15, 2009 until paid in full.

b. Notwithstanding any provision of this Note to the contrary, the entire outstanding principal amount of the Loan, and all accrued and unpaid interest thereon, shall be due and payable on the Maturity Date.

c. All payments hereunder shall be made by wire transfer of immediately available federal funds without set-off or counterclaim and shall be made to the account of Lender (as Lender may designate in writing from time to time) prior to 1:30 p.m., Central Time, on the date due. Whenever any payment to be made hereunder shall be stated to be due on a date other than a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall be included in the calculation of interest on such principal. Any payments received after 1:30 p.m., Central Time shall be deemed received on the next Business Day and shall include interest to such next Business Day.

d. All interest required to be paid by Borrower hereunder shall be calculated on the basis of a year consisting of 360 days and shall be paid in arrears for the actual number of days elapsed, calculated as to each Advance form and including the date the applicable period commences to, but not including, the date such period ends.

e. Except as otherwise expressly provided in this Note, each payment received by Lender shall be applied by Lender to amounts outstanding under the Loan Documents in such order and priority as Lender may elect in its sole and absolute discretion; provided, however, that it at the time of any payment there is due and payable any portion of the principal balance of this Note and sums not constituting principal, then such payment shall first be allocated to sums not constituting principal (in such order of priority as among the various obligations constituting such sums as Lender may elect in its sole and absolute discretion) before Lender applies such payments to the reduction of the outstanding principal balance of this Note.

3. Payments.

The principal balance of the Loan may be prepaid in whole or in part at any time without notice or penalty.

4. Default.

Upon the occurrence of any Event of Default, the principal amount of the Loan, together with all accrued interest thereon and all amounts due and payable hereunder shall immediately become due and payable on demand, at Lender’s sole option and in its sole discretion. If this Note, or any part hereof, is not paid when due, whether by acceleration or otherwise, Borrower promises to pay, in addition to interest at Default Interest Rate, all costs of collection, including, but not limited to, reasonable attorney’s fees and disbursements, incurred by the folder hereof on account of such collection, whether or not suit is filed hereon.

5. Default Cure

Premere shall hold it trust an executed Quit Claim Deed conveying title from Duke to Premere to be filed only upon occurrence of an event of default and subsequent failure to cure the next business day following payment due date.

6. Notices.

Any notice which any party hereto may be required or may desire to give hereunder shall be delivered personally or if mailed, postage prepaid, by United States registered or certified mail, return receipt requested, or by overnight express courier or fax followed by regular mail hard copy, addressed in the case of Borrower to:

To Borrower:

Duke Mining Company, Inc.

3001 Knox Street, Suite 401

Dallas, Texas 75205

To Lender:

Premere Resources Corporation

7463 South 227th East Avenue

Broken Arrow, Oklahoma 74014

or at such other address or to the attention of such other person as my from time to time be designated by the party to be addressed by written notice to the other in the manner herein provided. Notices, demands and requests given in the manner aforesaid shall be deemed sufficiently served or given for all purposes hereunder when received or when delivery is refused or when the same are returned to sender for failure to be called for.

7. Waiver.

Borrower hereby (a) waives demand, presentment for payment, notice of nonpayment, notice of intent to accelerate, notice of acceleration, protest, notice of protest and all other notices (except notices specifically provided for herein or in the Loan Documents), filing of suit and diligence in collecting this Note or enforcing any of the security for this Note, (b) agrees to any substitution, exchange or release of any party primarily or secondarily liable hereon, (c) agrees that lender or any other holder hereof shall not be required first to institute suit or exhaust its remedies hereon or to enforce its rights under any Loan Document in order to enforce payment of this Note, (d) consents to any extension or postponement of time of payment of this Note and to any other indulgence with respect hereto without notice thereof to Borrower, and (e) agrees that the failure to exercise any option or election herein provided upon the occurrence of any default in respect hereto shall not be construed as a waiver of the right to exercise such option or election at any later date or upon the occurrence of a subsequent default in respect hereto.

8. Business Purpose.

Borrower represents and warrants that the proceeds of this Note will be used for business purposes and not for personal, family or household purposes.

9. Severability.

If any provision of this Note or any payments pursuant to this Note shall be invalid or unenforceable to any extent, the remainder of this Note and any other payments hereunder shall

Not be affected thereby and shall be enforceable to the greatest extent permitted by applicable law.

10. Joint and Several Liability. If Borrower consists of two or more person or entities, their liability hereunder shall be joint and several.

11. Assignment.

a. Anything herein, or in any document relating or referring to the subject transaction, to the contrary notwithstanding, Lender shall have the absolute right to sell and/or assign all or part of, or any interest in, the Loan Documents and any and all related documents and the indebtedness underlying same, to any third party in Lender’s sole and absolute discretion and without the authority or consent of, or prior notice to or knowledge of, Borrower.

b. Borrower shall have no right of assignment whatsoever for obligations under this Note or the related documents without the prior, written consent and agreement of Lender which shall be given in Lender’s sold discretion.

12. Miscellaneous.

a. Trial by Jury Waiver. BORROWER HEREBY WAIVERS THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, OR RELATED TO, THE SUBJECT MATTER OF THIS NOTE. THIS WAITER IS KNOWINGLY, INTENTIONALLY, AND VOLUNTARILY MADE BY BORROWER, AND BORROWER ACKNOWLEDGES THAT LENDER HAS NOT MADE NAY REPRESENTATIONS OF FACT TO INDUCE THIS WAIVER OF TRIAL BY JURY OR IN ANY WAY TO MODIFY OR NULLIFY ITS EFFECT. BORROWER FURTHER ACKNOWLEDGES THAT BORROWER HAS BEEN REPRESENTED (OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED) IN THE SIGNING OF THIS NOTE AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED BY BORROWER, AND THAT BORROWER HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.

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b. TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWER HEREBY SUBMITS TO PERSONAL JURISDICTION IN THE STATE OF OKLAHOMA. TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWER HEREBY CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF AND AGREES THAT ANY ACTION, SUIT OR PROCEEDING TO ENFORCE THIS AGREEMENT MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT IN THE STATE OF OKLAHOMA. BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH BORROWER MAY HAVE TO THE LAYING OF THE VENUE OF ANY SUCH ACTION, SUIT, OR

PROCEEDING IN ANY SUCH COURT AND HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH ACTION, SUIT OR PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. BORROWER HEREBY APPOINTS THE SECRETARY OF THE STATE OF OKLAHOMA AS ITS AGENT FOR SERVICE OF PROCESS. BORROWER HEREBY CONSENTS THAT SERVICE OF PROCESS IN ANY ACTION, SUIT, OR PROCEEDING MAY BE MADE BY SERVICE UPON THE AFORESAID AGENT FOR SERVICE OF PROCESS, BY PERSONAL SERVICE UPON BORROWER, OR BY DELIVERY IN ACCORDANCE WITH THE NOTICE REQUIREMENTS OF THIS AGREEMENT OR IN SUCH OTHER MANNER PERMITTED BY LAW.

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c. TO INDUCE LENDER TO ENTER INTO THE COMMERCIAL LOAN TRANSACTION EVIDENCED BY THIS NOTE AND THE LOAN AGREEMENT AND SECURED BY THE OTHER LOAN DOCUMENTS, BORROWER AGREES THAT THE SAID TRANSACTION IS COMMERCIAL AND NOT A CONSUMER TRANSACTION AND, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, WAIVES ANY RIGHT TO NOTICE OF AND HEARING OF THE RIGHT OF LENDER UNDER ANY STATUTE OR STATUTES AFFECTING PRE-JUDGMENT REMEDIES AND AUTHORIZED LENDER’S ATTORNEY TO ISSUE A WRIT FOR A PRE-JUDGMENT REMEDY WITHOUT COURT ORDER, PROVIDED THE COMPLAINT SHALL SET FORTH A COPY OF THIS WAIVER.

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d. This Note shall be binding upon Borrower and its representatives, successors and assigns.

e. Any other term, condition or statement to the contrary notwithstanding, no changes to this Note or any related document may be made or enforced, unless such changes are made in writing and signed by Borrower and Lender.

f. The headings used in this Note are for ease of reference only and shall not be used to construe or interpret this Note.

g. Borrower agrees that the terms and conditions of this Note are the result of negotiations between Borrower and Lender and that this Note shall not be construed in favor of or against any party by reason of the extent to which any party or its professionals participated in the preparation of this Note.

IN WITNESS WHEREOF, each of the undersigned has caused this Note to be executed by its duly authorized representative as of the date and year first above written.

DUKE MINING COMPANY, INC.,

A Texas corporation

By:

Name:	Darren L. Miles

Title:	CEO